Exhibit 99.1

Opus Genetics Awarded Non-Dilutive Funding from the RD Fund to Support Preclinical Development of OPGx-MERTK Program

RESEARCH TRIANGLE PARK, N.C., June 23, 2025 - Opus Genetics, Inc. (Nasdaq: IRD), a clinical-stage ophthalmic biopharmaceutical company developing gene therapies for the treatment of inherited retinal diseases (IRDs) and small molecule therapies for other ophthalmic disorders, recently disclosed that the Retinal Degeneration Fund (RD Fund), the venture philanthropy arm of the Foundation Fighting Blindness, has entered into a funding agreement with Opus providing for up to $2 million in non-dilutive funding intended to support the advancement of Opus’ OPGx-MERTK program to develop gene therapies to treat patients impacted by retinitis pigmentosa caused by pathogenic variants in the Mer proto-oncogene tyrosine kinase (MERTK) gene.

“This strategic funding enables us to advance the development of OPGx-MERTK, a promising program that aims to address a retinal degenerative condition with no currently approved therapies,” said George Magrath, M.D., CEO, Opus Genetics. “OPGx-MERTK is currently in preclinical development, and we expect this financial support will allow us to move this asset towards Investigational New Drug (IND) enabling studies. We are grateful to the Foundation Fighting Blindness and the RD Fund for their continued partnership as we work to bring meaningful treatments to patients suffering from vision-threatening conditions.”

“This investment reflects the power of combining venture philanthropy, industry collaboration, and cutting-edge science to deliver meaningful progress for patients,” said Rusty Kelley, Ph.D., managing director of the RD Fund. “Our alliance with Opus Genetics leverages the full strength of the Foundation Fighting Blindness community—our donors, mission, and team—alongside the proven expertise of Opus and gene therapy pioneers Drs. Jean Bennett and Tomas Aleman, to accelerate life-changing treatments.”

The RD Fund has played a pivotal role in advancing early-stage therapeutic innovation. This funding underscores its continued commitment to supporting high-impact programs for rare diseases and will help accelerate the preclinical studies required to advance regulatory filings for the OPGx-MERTK program, further strengthening Opus’ gene therapy pipeline for IRDs.

With the addition of this funding, based on current projections, Opus believes that its cash on hand will now be sufficient to fund operations into the second half of 2026.

About OPGx-MERTK

Mutations in the MERTK gene cause a rod-cone dystrophy with early macular atrophy, with retinitis pigmentosa being the most common phenotype. Opus is developing OPGx-MERTK as a modern adeno-associated virus (AAV) vector for the treatment of MERTK-associated IRD, which affects approximately 600 individuals in the U.S.

About Opus Genetics

Opus Genetics is a clinical-stage biopharmaceutical company developing gene and small molecule therapies for vision-threatening eye diseases. The company’s pipeline features adeno-associated virus (AAV)-based gene therapies targeting inherited retinal diseases including Leber congenital amaurosis (LCA), bestrophinopathy, and retinitis pigmentosa. Its lead candidate, OPGx-LCA5, is in a Phase 1/2 trial for LCA5-related mutations and has shown encouraging early results. Additional programs include OPGx-BEST1, a gene therapy targeting BEST1-related retinal degeneration and a Phase 3-ready small molecule therapy for diabetic retinopathy, developed under a Special Protocol Assessment with the FDA. Opus is also advancing Phentolamine Ophthalmic Solution 0.75%, a partnered therapy currently approved in one indication and being studied in two Phase 3 programs for presbyopia and dim light vision disturbances. Opus is based in Research Triangle Park, NC. For more information, visit www.opusgtx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to us, our business prospects, and our results of operations and are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. These forward-looking statements include statements related to the preclinical and future clinical development of OPGx-MERTK and our expected cash runway. Factors that could cause or contribute to such differences include, but are not limited to, those described under the heading “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and our other filings with the U.S. Securities and Exchange Commission (SEC). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. These forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. All forward-looking statements contained in this press release speak only as of the date on which they were made.

Contacts:

Investor Relations

Jenny Kobin

Remy Bernarda

ir@opusgtx.com

(678) 430-8206

Media

Kimberly Ha

KKH Advisors

917-291-5744

Kimberly.ha@kkhadvisors.com

Source: Opus Genetics, Inc.